UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 4, 2007

Novacea, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-51967	33-0960223
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Gateway Boulevard, Suite 800

South San Francisco, California 94080

(Address of Principal Executive Offices)

(650) 228-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS

On April 4, 2007, John G. Curd, M.D., President and Chief Medical Officer of Novacea, Inc. (“Novacea”), entered into a written trading plan with Citigroup Global Markets Inc., acting through its Smith Barney Division, in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Trading under Dr. Curd’s plan will begin as early as May 1, 2007, and end on October 31, 2008, unless terminated earlier, and authorizes the sale of up to 50,000 shares of common stock of Novacea. Reports of the details of actual sales under the plan will be filed by Dr. Curd in accordance with the Securities and Exchange Commission’s regulations. The shares subject to the trading plan do not represent all of Dr. Curd’s holdings in Novacea’s securities. During the term of the trading plan, Dr. Curd may from time to time buy or sell Novacea’s securities outside of the plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2007	NOVACEA, INC.

	By:	/s/ Edward C. Albini
	Name:	Edward C. Albini
	Title:	Chief Financial Officer